UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 31, 2009

DOMINION MINERALS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-52696 (Commission File Number)	22-3091075 (IRS Employer Identification #)
75 Rockefeller Plaza, Suite 1817, New York, NY 10019 (Address of Principal Executive Office)

(212) 231-8171

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

1.

(a)

On February 5, 2009, Dominion Minerals Corp. (the “Company”) authorized the issuance of a total of 5,750,000 shares of its common stock as bonus compensation for services rendered as described in more detail below.

(b)

No person acted as a principal underwriter for these issuances.  The shares were issued directly by the Company.  The shares were issued to the Company’s five directors as follows:  Pinchas Althaus – 2,250,000 shares; Chaim Lebovits – 1,500,000 shares; Diego Roca – 1,500,000 shares; Grant Ewing – 250,000 shares; and Danny Ayalon – 250,000 shares.

(c)

The shares were issued as bonus and incentive compensation for services rendered.  No underwriting, sales or other commissions or discounts were paid or involved in these issuances.

(d)

In the issuance of these shares of its common stock, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.  These securities were issued as restricted securities and a legend denoting the restrictions on their transferability under the Securities Act was placed upon the stock certificates or other documents issued to represent the securities.  The securities were all issued to directors of the Company.

2.

(a)

On February 5, 2009, the Company issued 833,000 shares of its common stock as a stock bonus.

(b)

No person acted as a principal underwriter for this issuance.  The shares were issued directly by the Company to Mr. Manuel Jose Paredes Arias upon his becoming the Chief Executive Officer and a director of the Company.

(c)

The shares were issued as bonus and incentive compensation to Mr. Paredes.  No underwriting, sales or other commissions were paid or involved in this issuance.  The Company has agreed to issue up to an additional 1,677,000 shares to Mr. Paredes if the Company’s Panamanian Mining Project reaches certain performances goals.

(d)

In the issuance of these shares of its common stock, the Company relied upon the exemption from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.  These securities were issued as restricted securities and a legend denoting the restrictions on their transferability under the Securities Act was placed upon the certificates or other documents issued to represent the securities.  The securities were issued to a director of the Company.

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)

On February 6, 2009, Mr. Bruce Minsky resigned from the Board of Directors of the Company.  The resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On January 31, 2009, Mr. James Gorman resigned from his position as Chief Operating Officer of the Company.

On February 5, 2009, Mr. Pinchas Althaus resigned as Chief Executive Officer of the Company effective upon the assumption of the position by Mr. Paredes as set out in paragraph (c) below.

(c)

On February 5, 2009, the Company’s Board of Directors appointed Mr. Manuel Jose Paredes Arias of Panama City, Panama as its Chief Executive Officer and elected him to membership on its Board of Directors.  Mr. Paredes is 42 years of age. From September 2004 to December of 2008, he served as Under Secretary of Commerce for the Republic of Panama.  From August of 1992 to August of 2004, he was employed as Sales and Marketing Director of Julio Vos, S.A. in the Republic of Panama.  From 1999 to 2001, he was the President of the Panama Chamber of Commerce.  He served as President of the Federation of Chambers of Commerce of Central America in 2001.

Mr. Paredes was elected to serve as a director for the ensuing year and until his successor is duly elected and qualified.  The terms of his employment as Chief Executive Officer are:

•

Mr. Paredes is employed on a full-time basis as the Company’s Chief Executive Officer with the primary executive responsibility to oversee the operations of the Company;

•

The employment is for a term of three years or until control of the Company is sold, whichever first occurs;

•

Mr. Paredes will report directly to the Company’s Chairman of the Board;

•

Mr. Paredes will receive a base salary of $15,000 (USD) per month;

•

Mr. Paredes is entitled, on a yearly basis, to 30 days paid vacation and 18 days sick leave, and a 13th month bonus and social security benefits under Panamanian law;

•

Mr. Paredes may receive an additional cash bonus of up to $50,000 (USD) at the direction of the Chairman;

•

Mr. Paredes is entitled to receive a stock bonus of 2,500,000 shares of the Company’s common stock as follows:  (i) 1/3 upon execution of his employment agreement with the Company; (ii) 1/3 upon completion of the prefeasibility study on the Company’s Panamanian Project; and 1/3 upon completion of the bankable feasibility study on the Company’s Panamanian Project.  The 2nd and 3rd payments are contingent upon continued employment at the times the studies are completed; and

•

The Company may terminate the employment agreement with Mr. Paredes at any time.  If he is so terminated for cause, he will be entitled to one month’s salary, then accrued unpaid vacation and the 13th month bonus.  If he is terminated without cause, he will be entitled the remaining monthly salary for the balance of the three-year term.

There is no family relationship between Mr. Paredes and any other executive officer or director of the Company.  There has been no material transaction by the Company in which Mr. Paredes had or will have a direct or indirect material interest other than his employment as one of its officers.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Manuel Jose Paredes Arias
99.1	Press Release dated February 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MINERALS CORP.

Date:	February 11, 2008	By:	/s/ Diego E. Roca
Diego E. Roca
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement with Manuel Jose Paredes Arias
99.1	Press Release dated February 9, 2009

5